Exhibit 1.1

EXECUTION COPY

AMENDED AND RESTATED
DEALER MANAGER AGREEMENT

July 20, 2011

Knight Capital Americas, L.P.,
as Dealer Manager
320 Park Avenue, 15th Floor
New York, New York 10022

Ladies and Gentlemen:

Oilsands Quest Inc., a Colorado corporation (the “Company”), proposes to distribute transferable (subject to the limitations described in Section 3(n) hereof) rights (the “Rights”) to subscribe for and purchase, at the election of the holders of the Rights (the “Rights Holders”), shares (the “Underlying Shares”), of its common stock, par value $0.001 per share (the “Common Stock”), to the holders of record of the Common Stock and the holders of record of exchangeable shares of Oilsands Quest Sask Inc. (the “Exchangeable Shares”), each at 5:00 p.m., Eastern Time, on July 28, 2011 at a subscription price per whole Underlying Share of $0.20 (the “Subscription Price”) and an aggregate Subscription Price of $60,000,000 (the “Rights Offering”).  Each Right consists of a subscription privilege allowing the Rights Holders to purchase a pro rata portion of the Underlying Shares, as shall be described in the Prospectus Supplement (defined below).  Each Rights Holder that exercises all its Rights will have an oversubscription privilege that entitles such Rights Holder to subscribe for additional Underlying Shares at the Subscription Price per full Underlying Share if any Underlying Shares are not subscribed as of the expiration date by other Rights Holders pursuant to their Rights; provided that no Rights Holder may acquire Underlying Shares such that upon conclusion of the Rights Offering, such stockholder owns more than 19.9% of the then outstanding shares of Common Stock and Exchangeable Shares (after giving effect to the Rights Offering), unless this limitation is waived by the Company.

It is anticipated that the Rights will be exercisable for a period starting on August 2, 2011 and ending on August 15, 2011, unless extended by the Company (the “Subscription Period”), and that through the next to last day of the Subscription Period the Rights will be eligible for trading on the NYSE AMEX LLC (the “Exchange”).  The terms and the conditions of the Rights Offering are set forth in the Prospectus (as defined herein) to be used in connection with the Rights Offering.  The Rights and the Underlying Shares are collectively referred to herein as the “Securities.” This Dealer Manager Agreement, as amended, supplemented or modified from time to time is referred to herein as this “Agreement.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-168461) (the “registration statement”) for the registration of at least the Underlying Shares, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), which sets forth the terms of the Rights Offering, and additional information concerning the Company and its business.  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to Knight Capital Americas, L.P. (“you” or “KCA”), including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time, and (3) any registration statement filed to register the offer and sale of Common Stock pursuant to Rule 462(b) under the Act.  Except where the context otherwise requires, as used herein, (1) “Basic Prospectus” means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement; (2) “Prospectus Supplement” means the prospectus supplement relating to the offering of Underlying Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after its first use (or such earlier time as may be required under the Act), substantially in the form of the draft furnished by the Company to you on the date hereof; (3) “Prospectus” means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement; (4) “Permitted Free

Writing Prospectuses” means the documents listed on Exhibit H hereto. The Company has filed with securities regulatory authorities in all provinces of Canada other than the Province of Quebec a base shelf prospectus, dated August 16, 2010 (“Canadian Base Prospectus”) and will file a prospectus supplement substantially in the form of the draft furnished by the Company to you on the date hereof (“Canadian Prospectus Supplement” and together with the Canadian Base Prospectus, “Canadian Prospectus”) in connection with the Rights Offering to holders of Common Stock and to holders of Exchangeable Shares in Canada. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), on or after the initial effective date of the Registration Statement, or the date of Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The (i) execution and delivery of this Agreement by the Company, (ii) Rights Offering, (iii) performance by the Company of its obligations under this Agreement and any backstop agreement with respect to the Rights Offering (“Backstop Agreement”), and (iv) transactions contemplated hereby and thereby are referred to herein collectively as the “Transactions.”

Section 1. Engagement.

(a)
Exclusivity.  The Company hereby appoints you as the exclusive dealer manager (the “Dealer Manager”) and authorizes you to act on its behalf in connection with the Transactions as specified herein, all in accordance with, and subject to the terms and conditions of, this Agreement and the procedures described in the Rights Offering Materials (as defined herein) prepared by the Company.  On the basis of the representations and warranties and agreements of the Company herein contained and subject to and in accordance with the terms and conditions hereof and of the Rights Offering Materials, you hereby agree to act as Dealer Manager in connection with the Transactions, and in connection therewith, you shall act in accordance with your customary practices and shall perform those services in connection with the Transactions that are customarily performed by investment banking firms in connection with acting as a dealer manager of rights offerings of like nature, including, but not limited to, assisting the Company in its preparation of the Rights Offering Materials, using reasonable efforts to identify Rights Holders and solicit the exercise of Rights pursuant to the Rights Offering, communicating generally regarding the Rights Offering with brokers, dealers, commercial banks, trust companies and other persons, including other Rights Holders, and facilitating communications with Rights Holders until the date on which the Subscription Period expires or is otherwise terminated in accordance with its terms.

(b)
No Agency or Fiduciary Relationship with the Company.  The Company acknowledges and agrees that you have been retained hereunder to act solely as Dealer Manager and authorizes you to act in such capacity in connection with the Transactions.  Nothing herein shall be deemed to modify any obligations due to you under any other agreement between the Company and you.  In such capacity, you shall act hereunder as an independent contractor and shall not be deemed the agent or fiduciary of the Company or any of its affiliates, equity holders or creditors or of any other person, and all of your duties pursuant to this Agreement shall be owed solely to the Company.  In soliciting the exercise of Rights pursuant to the Rights Offering, no securities broker or dealer (other than yourself), commercial bank or trust company shall be deemed to act as your agent or agent of the Company, and you, as Dealer Manager, shall not be deemed the agent of any other securities broker or dealer or of any commercial bank or trust company.  The Company has obtained its own tax, accounting and legal advisors and is not relying on you or your counsel for such matters.

(c)
Communication with Other Parties.  The Company authorizes you to communicate with Computershare Inc. in its capacity as the subscription agent (the “Subscription Agent”),and Georgeson Inc., in its capacity as the information agent (the “Information Agent,” and together with the Subscription Agent, the “Agents”), retained by the Company with respect to matters relating to the Rights Offering.

(d)
Limitation on Liability.  Neither the Dealer Manager nor any of its affiliates, partners, directors, officers, consultants, agents, employees or controlling persons (if any) shall be subject to any loss, claim, damage, liability or expense owed to the Company or any of the Company’s affiliates or subsidiaries for any act or omission on the part of any broker or dealer in securities (other than the Dealer Manager), bank, trust company, nominee or any other person, and the Dealer Manager shall not be liable for its own acts or omissions in performing its obligations as Dealer Manager except for any losses, claims, damages, liabilities and expenses determined in a final and non-appealable judgment by a court of competent jurisdiction to have resulted directly from any such acts or omissions undertaken or omitted to be taken by the Dealer Manager through its gross negligence or willful misconduct.

Section 2. The Rights Offering Materials.

(a)
Furnishing of Rights Offering Materials.  The Company agrees to furnish you, at its expense, with as many copies as you may reasonably request of (i) each of the documents, including the Prospectus and Canadian Prospectus, that is filed with the Commission or any other Federal, state, local or foreign governmental or regulatory authorities or any court (each an “Other Agency” and collectively, the “Other Agencies”) and all documents incorporated therein by reference, (ii) each solicitation statement, disclosure document or other explanatory statement, or other report, filing, document, release or communication mailed, delivered, published, or filed by or on behalf of the Company in connection with the Rights Offering, including a copy of the form of the Subscription Rights Certificate and the Notice of Guaranteed Delivery, and any Permitted Free Writing Prospectus, (iii) each document required to be filed with the Commission pursuant to the provisions of the Act and the Exchange Act, pertaining to either the Rights Offering or the Company during the term of this Agreement and (iv) each appendix, attachment, modification, amendment or supplement to any of the foregoing and all related documents (each of (i), (ii), (iii) and (iv), together with each document incorporated by reference into any of the foregoing, the “Rights Offering Materials”).

(b)
Use of Rights Offering Materials.  You are authorized to use the Rights Offering Materials in connection with the Rights Offering and any such other offering materials and information as the Company may prepare or approve (the “Other Materials”).  You shall, however, have no obligation to cause copies of the Rights Offering Materials or any Other Materials to be transmitted generally to the Rights Holders.  You agree to furnish no written material to Rights Holders in connection with the Rights Offering other than the Rights Offering Materials and the Other Materials.  The Company agrees that no Rights Offering Materials and Other Materials will be used in connection with the Rights Offering or filed with the Commission or any Other Agency with respect to the Rights Offering without your prior approval, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, draft documents may be submitted to the Exchange at the Company’s discretion at any time prior to the filing of the Prospectus Supplement.

(c)
Responsibility for and Verification of Rights Offering Materials.  The Company agrees that the Rights Offering Materials and any Other Materials have been or will be prepared and approved by, and, except for statements included in the Rights Offering Materials or any Other Materials in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein, are the sole responsibility of the Company.  The Company acknowledges and agrees that you may use the Rights Offering Materials and the Other Materials as specified herein without assuming any responsibility for independent investigation or verification on your part, except for statements included in the Rights Offering Materials or any

Other Materials in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein, and the Company represents and warrants to you that you may rely on the accuracy and adequacy of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the Company’s assets or liabilities, except with respect to any statements contained in, or any matter omitted from, the Rights Offering Materials or the Other Materials in reliance upon and in conformity with information furnished or confirmed in writing by you to the Company expressly for use therein.  Any such investigation or verification by you, at your sole discretion, shall not relieve the Company of any responsibility for the Rights Offering Materials, the Other Materials or for its representations, warranties or indemnities contained herein.

Section 3. Covenants of the Company.

The Company covenants and agrees with you that:

(a)
Information for Rights Holders.  At or before the commencement of the Rights Offering, the Company shall cause to be issued a press release setting forth the material terms of the Rights Offering, and the Company shall cause to be delivered in a timely manner to each Rights Holder the Prospectus (or Canadian Prospectus in the case of Rights Holders with an address in Canada), a Subscription Rights Certificate or Subscription Rights Certificates representing such Rights Holder’s Rights, the Instructions as to Use of Oilsands Quest, Inc.  Subscription Rights Certificates and the Notice of Guaranteed Delivery and any other appropriate Rights Offering Materials or Other Materials prepared or approved by the Company expressly for use by Rights Holders in connection with the Rights Offering (in each case, to the extent described in the Prospectus).  Thereafter, to the extent practicable, the Company shall cause copies of such materials to be mailed to each person who makes a reasonable request therefor.

(b)
Prior Consent for Amendments and Supplements.  The Company will not amend or supplement the Rights Offering Materials (including any documents incorporated by reference therein), or prepare or approve any Other Materials for use in connection with the Rights Offering, without your prior approval, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, nothing in this Agreement will prevent the Company from making any amendment or supplement to the Registration Statement or Prospectus required under Section 3(c) hereof or if such materials do not conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the Exchange Act, as applicable; provided, however, that the Company will provide a copy of any such amendment to you in advance of its final preparation and distribution.  The Company shall file the Prospectus Supplement in accordance with the third paragraph of this Agreement.

(c)
Preparation and Filing of Amendments and Supplements.  If prior to the consummation or termination of the Rights Offering, any event shall occur or condition shall exist as a result of which the Registration Statement and Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, (in the case of the Prospectus, in light of the circumstances under which they were made), not misleading, or would make it necessary to correct any material misstatement in any earlier communication with respect to the Rights Offering, or, if for any other reason it will be necessary during such period to amend or supplement the Registration Statement or Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement and Prospectus in order to comply with the Exchange Act, the Company will notify you promptly of such event or reason and will prepare and file with the Commission an appropriate amendment or supplement to the Registration Statement and Prospectus so that the statements in the Registration Statement and Prospectus, as so amended or supplemented, will not, in the light of the circumstances when such event occurs or such condition exists, be misleading, or so that the Registration Statement and Prospectus will correct such statement or omission or effect such compliance in all material respects. The Company will advise you promptly if any information previously provided becomes inaccurate in any material respect.

(d)
Disclosure of Events Relating to the Rights Offering.  The Company shall advise you promptly of (i) the time when any post-effective amendment to the Registration Statement becomes effective, (ii) the occurrence of any event of which the Company is aware and that would reasonably be expected to cause the Company to withdraw, rescind, terminate or materially modify the Rights Offering, (iii) any proposal or requirement to make, amend or supplement any filing required by the Act in connection with the Rights Offering or to make any filing in connection with the Rights Offering pursuant to any other applicable law, rule or regulation, (iv) the issuance by the Commission or any Other Agency of any comment or order or the taking of any other action concerning the Rights Offering (and, if in writing, the Company will furnish you with a copy thereof), (v) the suspension of qualification of the Rights or the Common Stock in any jurisdiction, (vi) any material developments in connection with the Rights Offering that are known by the Company, including, without limitation, the commencement of any lawsuit concerning the Rights Offering and (vii) any other information relating to the Rights Offering, the Rights Offering Materials or this Agreement that you may from time to time reasonably request.

(e)
Use of Dealer Manager’s Name or Likeness in Connection with the Rights Offering.  The Company agrees that, except as required by law, any reference to you in your capacity as Dealer Manager hereunder in the Rights Offering Materials or any Other Materials, or in any newspaper announcement or press release or other document or communication, is subject to your prior written approval, which you may give or withhold in your reasonable discretion.  If you resign prior to the dissemination of any such Rights Offering Materials or any Other Materials, or any such newspaper announcement or press release or other document or communication, no reference shall be made therein to you, unless you have given prior written approval therefor.

(f)
Right to Withdrawal.  In the event that (i) the Company uses or permits the use of any Rights Offering Materials or Other Materials in connection with the Rights Offering or files any such material with the Commission or any other agency without your prior approval (which such approval shall not have been unreasonably withheld or delayed), (ii) the Company has breached in any material respect its representations, warranties, agreements or covenants herein, or failed to perform in any material respect its obligations herein, (iii) at any time during the Subscription Period, a stop order suspending the effectiveness of the Registration Statement has been issued or a proceeding for that purpose shall have been instituted or shall be pending, or a request to the Company for additional information on the part of the Commission has not been satisfied to your reasonable satisfaction or there has been issued, at any time during the Rights Offering, any temporary restraining order or injunction restraining or enjoining you from acting in your capacity as Dealer Manager hereunder and such temporary restraining order or injunction is then in effect and has not been stayed or vacated, or (iv) the Company has amended any material terms of the Rights Offering without your prior consent (which such consent shall not have been unreasonably withheld or delayed), then you shall be entitled to withdraw as Dealer Manager in connection with the Rights Offering without any liability or penalty to you or any Indemnified Person (as hereinafter defined), and you shall remain entitled to the indemnification provided in Section 7 hereof.

(g)
FINRA; Registration of Securities.  The Company shall cooperate with you and your counsel in connection with the filings required under Rule 5110 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and with the registration or qualification of the Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as you may reasonably request, to continue such registration or qualification in effect so long as reasonably required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the

Registration Statement, the Prospectus or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject.

(h)
Provision of Financial Statements.  Prior to the consummation or termination of the Rights Offering, the Company shall furnish to you, a reasonable time prior to their filing with the Commission, a copy of any financial statements, if any, of the Company and its consolidated subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Prospectus.

(i)
Compliance with Securities Laws. The Company will comply with the applicable provisions of the Act and the Exchange Act, securities legislation in Canada and other applicable securities laws in all material respects.

(j)
Lists of Rights Holders.  The Company will use its commercially reasonable efforts to cause you to be provided with an electronic record and/or cards or lists or other records in such form as you may reasonably request showing the names and addresses of, and the number of Rights held by, the Rights Holders, as of the first date of the Subscription Period and will use its commercially reasonable efforts to cause you to be advised from time to time as is reasonably practicable during the Subscription Period as to any transfers of record of Rights and will update or provide such other information from time to time as reasonably requested by you during the term of this Agreement.  You agree to use such information only in connection with the Transactions and not to furnish such information to any other person except in connection with the Transactions.

(k)
Daily Updates.  The Company will instruct the Subscription Agent to advise you each business day if reasonably practicable during the Subscription Period as to the number of Underlying Shares that have been subscribed pursuant to the Rights Offering, and, if available, the names and addresses of Rights Holders that have exercised any or all of their Rights and subscribed Underlying Shares, and as to such other matters in connection with the Rights Offering as you may reasonably request.

(l)
Use of Proceeds.  The Company will use the net proceeds received by it in connection with the Rights Offering in the manner specified in the Registration Statement and Prospectus under the caption “Use of Proceeds.”

(m)
Approval for Listing and Trading.  Subject to meeting the listing requirements of the Exchange, the Company will use its reasonable best efforts to cause the Securities to be approved for trading and listing on the Exchange.

(n)
Non-Transferability of Rights among Canadian Holders.  The Company will ensure that the prospectus supplement filed in Canada to effect the Rights Offering will provide that the Rights are not transferable other than through the facilities of the Exchange and to other Canadian holders of Rights, and will advise the Subscription Agent of such restriction on transfer.

(o)
Other Obligations.  The Company shall use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the consummation of the Rights Offering and to satisfy all conditions precedent to your obligation to render services pursuant to this Agreement.

Section 4. Compensation and Expenses.

(a)
Fees.  The Company will pay to you, as compensation for your services to the Company hereunder, by wire transfer of immediately available funds, a financial advisory fee, payable on the Settlement Date (as defined in Section 5), equal to the sum of the applicable fee per Underlying Share set forth in each category below multiplied by the number of Underlying Shares actually issued in such category in the Rights Offering; provided that within ten days after execution of this Agreement, the Company shall pay you $100,000, which $100,000 is creditable against the financial advisory fee payable on the Settlement Date.

Fee Per Underlying Share – Percentage of Subscription Price	Fee per Underlying Share at $0.20 Subscription Price ($)	Total Amount of Shares Issued ($)	If Rights Offering fully subscribed ($)
3.25%	$0.0065	Up to $25,000,000	$ 812,500
2.25%	$0.0045	$25,000,000.01 up to $40,000,000	337,500
1.5%	$0.0030	$40,000,000.01 up to $55,000,000	225,000
1.0%	$0.0020	$55,000,000.01 up to $60,000,000	50,000
	Total		$ 1,425,000

If KCA identifies a potential provider of a Backstop Agreement and the Company enters into a Backstop Agreement with such person, KCA shall be entitled to an additional fee equal to 4% of the Subscription Price per share (or $0.008 per share based on a Subscription Price of $0.20) for the Underlying Shares subject to such Backstop Agreement, of which half shall be payable with respect to all of such Underlying Shares upon execution of such Backstop Agreement and the remaining half shall be payable with respect to the Underlying Shares actually purchased pursuant to such Backstop Agreement. Notwithstanding the foregoing, the total fees payable pursuant to this Section 4(a) shall not exceed $500,000 on gross proceeds less than $10,000,000 and $1,250,000 on gross proceeds less than $25,000,000.

(a)
Reimbursement for Expenses.  Whether or not any Underlying Shares are subscribed for and purchased pursuant to the Rights Offering, the Company shall reimburse you promptly upon your demand and receipt of invoices for all reasonably incurred fees, costs and out-of-pocket expenses relating to or arising out of the Rights Offering, including the reasonable documented fees, costs and expenses of your counsel, and the reasonable documented fees, costs and expenses of any other independent experts retained by you with the Company’s prior written consent in connection with their representation of you in connection herewith and with the Rights Offering, provided that such reimbursement shall not exceed $100,000 in the aggregate (and except for any fees and expenses of counsel relating to matters covered under Section 7 of this Agreement, the reimbursement of which shall be as set forth in such Section).  The Company also agrees to pay all of its fees, costs and expenses incurred relating to or arising out of the Transactions, the performance of its obligations under this Agreement and the Transactions including, without limiting the generality of the foregoing, (i) all fees and expenses relating to the preparation and printing (including word processing and duplication costs) and filing, mailing and publishing of the Rights Offering Materials (including all exhibits, amendments and supplements thereto), (ii) all fees and expenses of other persons rendering services on the Company’s behalf in connection with the Rights Offering, including the Agents, and all fees and expenses relating to the appointment of such persons, (iii) all advertising charges incurred by the Company in connection with the Rights Offering, including those of any public relations firm or other person or entity rendering services in connection therewith, (iv) all fees, if any, payable to brokers or dealers in securities (including you), banks, trust companies and other financial intermediaries as reimbursement for their customary mailing and handling expenses incurred in forwarding the Rights Offering Materials to their customers, (v) all fees and expenses payable in connection with the registration or qualification of the Securities under state securities or blue sky laws, (vi) all listing fees and any other fees and expenses incurred in connection with the listing on the Exchange of the Securities and (vii) the FINRA filing fee  relating to the Rights Offering.

Section 5. Certain Representations and Warranties by the Company.

The Company represents and warrants to and agrees with you that as of the date hereof, the first date of the Subscription Period, during the period of the Subscription Period and as of the date when the Underlying Shares are issued to the Rights Holders who exercise the Rights (the “Settlement Date”).

(a)
Registration Statement; Prospectus; and Any Permitted Free Writing Prospectus.  (i) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the Rights Offering, will comply, in all material respects, with the applicable requirements of the Act; the conditions to the use of Form S-3 in connection with the Rights Offering, as contemplated hereby have been satisfied; (ii) the Registration Statement meets, and the Rights Offering, as contemplated hereby complies with, the applicable requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); (iii) the Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of issuance of the Underlying Shares, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the Rights Offering, will comply, in all material respects, with the applicable requirements of the Act; (iv) the Registration Statement did not, as of the time of its effectiveness, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) at no time during the period that begins on the earlier of the date of such Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the Settlement Date did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the Rights Offering, in all material respects, with the applicable requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); (vi) at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the Settlement Date, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the Rights Offering did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (viii) the Canadian Prospectus complied at the time of filing and will comply at all times during the Rights Offering with the requirements of securities legislation in Canada; provided, however, that the Company makes no representation or warranty with respect to any statement contained in or omitted from the Registration Statement, the Basic Prospectus, the Prospectus, the Prospectus Supplement, or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of KCA expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus, the Prospectus Supplement, or such Permitted Free Writing Prospectus; and (ix) each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the applicable requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)
Proper Use of Prospectus and Any Permitted Free Writing Prospectus.  Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Underlying Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Underlying Shares, in each case other than the Basic Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by KCA, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Underlying Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor KCA is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Underlying Shares contemplated by the Registration Statement.

(c)
FINRA Matters.  All of the information provided to KCA or to counsel for KCA by the Company, its officers and directors in connection with letters, filings or other supplemental information, if any, provided to FINRA pursuant to FINRA Rule 5110 is or will be, to the best of the Company’s knowledge, true, correct and complete.

(d)
Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the applicable requirements of the Act or the Exchange Act, as applicable, and none of such documents, when they became effective or were filed with the Commission contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning KCA furnished in writing to the Company by KCA expressly for use therein.

(e)
Organization and Power.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each of the Company and each subsidiary of the Company set forth on Schedule I hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or formed (as the case may be) and is validly existing as a corporation or other entity and is in good standing under the laws of its respective jurisdiction of incorporation or formation with all requisite entity power and authority to own, lease and operate its respective properties and to conduct its respective business as conducted and as proposed to be conducted as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. The only subsidiary of the Company , the total assets of which constitute more than 10% of the consolidated assets of the Company as at April 30, 2011 or the total revenues of which constitute more than 10% of the consolidated revenues of the Company for the year ended April 30, 2011 (the “Material Subsidiaries”) is Oilsands Quest Sask Inc.

(f)
Capitalization.  As of the date of this Agreement, the Company has, and as of the Settlement Date the Company will have, the authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance in all material respects with all applicable laws (including, but not limited to, federal, provincial and state securities laws), and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the capital stock of the Company, including the Underlying Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and the Underlying Shares will conform in all material respects to the description thereof contained in any Permitted Free Writing Prospectus and the Prospectus, as amended or supplemented.

(g)
Qualification.  Each of the Company and the Subsidiaries is duly qualified or registered to do business as a foreign entity in good standing in each jurisdiction in which it conducts its respective business as conducted, and as proposed to be conducted as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, would not have, or reasonably be expected to have, a material adverse effect on the business, assets, prospects, properties, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h)
Subsidiaries.  The Company has no significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Act) other than the Material Subsidiaries; and other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

(i)
Organizational Documents.  Complete and correct copies of the articles of incorporation and of the bylaws (or other organizational instruments) of the Company and the Subsidiaries and all amendments thereto have been delivered to KCA or included in the Registration Statement, and except as set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no changes therein will be made during the term of this Agreement.

(j)
Subsidiary Capitalization.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, all of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and all of the outstanding equity interests of each of the Subsidiaries are owned by the Company subject to no security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claim (collectively, “Encumbrances”).

(k)
No Restrictions on Subsidiaries. None of the Material Subsidiaries of the Company is currently prohibited, directly or indirectly, under any applicable law or agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(l)
Compliance with Laws.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company and each of the Subsidiaries are in compliance in all material respects with all applicable laws, orders, rules, regulations, directives, decrees and judgments.

(m)
Reporting Obligations in Canada; Canadian Shelf Prospectus Filing.  The Company is a reporting issuer or an equivalent thereof in each of the provinces of Canada (other than the Province of Quebec) and is not noted in default on the list of reporting issuers maintained by the applicable securities commission in each of those jurisdictions (the "Securities Commissions"). The Company is eligible to file a short form prospectus with the Alberta Securities Commission under National Instrument 71-101 -- The Multijurisdictional Disclosure System; a final decision document has been obtained from the Alberta Securities Commission confirming that a final receipt has been issued by each of the Securities Commissions in respect of the Canadian Base Prospectus of the Company dated August 16, 2010; the Alberta Securities Commission has not revoked such decision document; and no order having the effect of ceasing or suspending the distribution of the securities of the Company has been issued by the Alberta Securities Commission and no proceeding for that purpose has been initiated or threatened by the Alberta Securities Commission.

(n)	Non-transferability in Canada. For Canadian holders, the Rights will only be transferable among and between other Canadian holders and through the facilities of the Exchange.

(o)	Non-contravention.

(i)
Neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred that, with notice, lapse of time, or both, would result in any breach of, or constitute a default under), (a) its respective articles of incorporation, charter, other formation documents or by-laws or (b) in the performance or observance of any obligation, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, lease, or other agreement or instrument to which the Company or any of the Material Subsidiaries is a party or by which any of them or any of their properties is bound, except in the case of clause (b), for such breaches or defaults as would not have, or reasonably be expected to have, a Material Adverse Effect.

(ii)
The Transactions will not conflict with, or result in any breach of or constitute a default under (nor constitute any event that, with notice, lapse of time, or both, would result in any breach of, or constitute a default under) (a) the respective articles of incorporation, charter, other formation documents or by-laws of the Company or any of the Subsidiaries, (b) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, lease, or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (c) any federal, state, provincial, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Material Subsidiaries.

(p)
Authorization of the Transactions; Execution of the Agreement and Backstop Agreement.  The Company has full legal right, power and authority to enter into and perform the Transactions; and this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms.  Any Backstop Agreement has been duly authorized by the Company and when executed and delivered by the Company will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(q)
Rights; Underlying Shares.  The Rights conform in all material respects to the description thereof contained in the Registration Statement, Prospectus and Canadian Prospectus, have been duly authorized for issuance, and, when issued in accordance with such authorization, will constitute legal, valid and binding obligations of the Company and will be enforceable against the Company in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  The issuance of the Underlying Shares has been duly and validly authorized and, the Underlying Shares, when issued and delivered against payment therefor in accordance with the terms of the Rights Offering, will be duly and validly issued, fully paid and nonassessable, with no violation of any preemptive or similar rights, and will conform in all material respects to the description of the Common Stock in the Registration Statement and Prospectus.  There are sufficient authorized shares of Common Stock of the Company to be issued in connection with the Rights Offering, assuming all Underlying Shares are fully subscribed for by the Rights Holders in connection with the Rights Offering.

(r)
No Registration, Preemption, First Refusal or Participation Rights.  Except with respect to the Exchangeable Shares and as disclosed in the Prospectus, there are no agreements, arrangements or understandings between the Company or its Subsidiaries and any person or entity granting such person or entity the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities or shares of capital stock of the Company or any of its Subsidiaries upon the issue and sale of the Underlying Shares hereunder, or to require the Company or any of its Subsidiaries to include such securities with the Underlying Shares registered pursuant to the Registration Statement, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Underlying Shares other than those that have been expressly waived before the date hereof.

(s)
Form of Certificate.  The form of certificates evidencing the Underlying Shares (to the extent such Underlying Shares are certificated) complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and bylaws of the Company and the requirements of the Exchange (if any).

(t)
Consents and Approvals.  No consent, approval, authorization or order of or filing with any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Transactions, other than (w) such as have been obtained, or will have been obtained prior to the Settlement Date under the Act, the Exchange Act or applicable Canadian provincial securities laws, (x) such approvals as have been obtained in connection with the approval of the listing of the Rights and the Underlying Shares on the Exchange, (y) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Underlying Shares are being offered and (z) where failure to obtain such consent, approval, authorization or order or filing would not have, or reasonably be expected to have, a Material Adverse Effect. All necessary documents have been filed, all necessary proceedings have been taken and all other legal requirements under Alberta securities laws have been fulfilled by the Company in order to qualify the sale of the Underlying Shares to the public in the United States and to permit the sale and delivery of the Underlying Shares to the public in the United States pursuant to this Agreement.

(u)
Accountants.  KMPG LLP, which has certified certain consolidated financial statements of the Company, is and was during the periods covered by its reports an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(v)
Licenses and Permits.  Each of the Company and the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, provincial, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus except where the failure to possess such licenses, authorizations, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have, or reasonably be expected to have, a Material Adverse Effect; and except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; neither the Company nor, to the best of the Company’s knowledge, any of the Subsidiaries is in violation of, in default under or has received any notice regarding a possible violation, default or revocation of any such license, permit, authorization, consent or approval or any federal, state, provincial, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would have, or would reasonably be expected to have, a Material Adverse Effect.

(w)
Conformity with Oil and Gas Industry Practice.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus any and all operations of the Company and the Subsidiaries and, to the best of the knowledge, information and belief of the Company, after due inquiry, any and all operations by third parties on or in respect of the assets and properties of the Company or any of the Material Subsidiaries, have been conducted in accordance with good oil and gas industry practices except where the lack of, or lesser standard of, such conduct would not have a Material Adverse Effect.

(x)
Exploration Interests.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (i) all interests in exploration, exploitation or extraction rights or similar rights that are held by the Company or any of its Subsidiaries are valid and enforceable, are free and clear of any material liens, Encumbrances or charges, and no material royalty is currently payable in respect of any of them; and (ii) no other property rights are necessary for the conduct of the Company’s business as described therein, and there are no restrictions on the ability of the Company and any of its Subsidiaries to use, transfer or otherwise exploit any such property rights except as required by applicable law and, except, in each case, as is not reasonably likely to have a Material Adverse Effect.

(y)
Bitumen Estimates.  The information relating to: (i) the report of McDaniel and Associates Consultants Ltd. ("McDaniel") dated June 29, 2011 with respect to an estimate of the discovered and undiscovered bitumen resources, prospective bitumen resources and contingent bitumen resources on portions of the Company's Wallace Creek properties as of April 30, 2011 and (ii) the report of McDaniel dated June 25, 2010 with respect to an estimate of the discovered and undiscovered bitumen resources, prospective bitumen resources and contingent bitumen resources on portions of the Company's Axe Lake, Raven Ride and Eagles Nest properties as of April 30, 2010 (collectively, the "McDaniel Reports") contained in the Prospectus has been disclosed in all material respects in accordance with National Instrument 51-101- Standards of Disclosure for Oil and Gas Activities. The Company and any of the Subsidiaries made available to McDaniel prior to the issuance of the McDaniel Reports all information requested by McDaniel, which information did not contain any misrepresentation; the Company has no knowledge of any adverse material change in any information provided to McDaniel since the date that such information was so provided; the Company believes that the McDaniel Reports accurately estimates the discovered, undiscovered and contingent resources, as applicable, at the Axe Lake, Raven Ridge, Eagles Nest and Wallace Creek properties as at the effective date thereof based upon information available in respect of such resources at the time such report was prepared and the assumptions contained therein; and the Company has no knowledge of any adverse material change in any resource information upon which the McDaniel Reports are based.

(z)
Conformity with EDGAR.  The format of the Basic Prospectus, the Prospectus, any Permitted Free Writing Prospectus and any prospectus supplement filed in connection with this Agreement that is delivered to KCA for use in connection with any transactions occurring hereunder will be identical in all material respects to the respective versions of the Basic Prospectus, the Prospectus, such Permitted Free Writing Prospectus and such prospectus supplement filed with the Commission via its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(aa)
Descriptions of Proceedings.  All legal or governmental proceedings, agreements, instruments or other documents or arrangements of a character required to be described in the Registration Statement, the Basic Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described in the Registration Statement, any Basic Prospectus or the Prospectus or filed as an exhibit to the Registration Statement as required (including in any Incorporated Document).

(bb)
Litigation and Proceedings.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no legal or governmental proceedings pending or to the best of the Company’s knowledge threatened to which the Company or any of the Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, provincial, local or foreign governmental or regulatory authority or commission, that, if determined adversely to the Company or any of its Subsidiaries, could result in a judgment, decree or order that could reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

(cc)
No Dispute with Indigenous Groups.  Except as disclosed or incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus, to the best of the Company’s knowledge, no dispute between the Company or any of its Subsidiaries and any local, native, aboriginal, or indigenous group exists or is threatened or imminent with respect to any of the Company’s properties, assets or exploration activities that could reasonably be expected to have a Material Adverse Effect.

(dd)
Financial Information.  The consolidated financial statements of the Company and the Subsidiaries and the schedules thereto included or incorporated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; such consolidated financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; any financial statement schedule included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus fairly presents in all material respects the information required to be shown therein; no other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; there is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect; all disclosures contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding

“non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(ee)
No Material Changes.  Subsequent to the respective dates as of which information is given in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any material adverse change in the business, prospects, properties or assets described or referred to in the Registration Statement or the Prospectus, or in the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) except as otherwise expressly disclosed in the Registration Statement and the Prospectus (including in any Incorporated Documents), (A) any transaction that is material to the Company or the Subsidiaries, taken as a whole, planned or entered into by the Company or any of the Subsidiaries, (B) any obligation, direct or contingent, that is material to the Company and the Subsidiaries, incurred by the Company or the Subsidiaries, taken as a whole, except obligations incurred in the ordinary course of business, (C) any material change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries (other than shares of Common Stock issued in exchange for Exchangeable Shares of Oilsands Quest Sask Inc. and upon the exercise of employee and director stock-based compensation plans), (D) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company  or (E) any other material information required to be publicly disclosed prior to the issuance of any Shares in accordance with the Exchange Act.

(ff)
No Investment Company.  The Company is not and, after giving effect to the Transactions and the application of the proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg)
No Rights to Acquire Stock.  Except as disclosed in the Prospectus, other than the Rights, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, or (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(hh)
No Stabilization.  None of the Company, Subsidiaries,  or to the best of the Company’s knowledge any of their respective officers, directors and controlling persons has taken, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ii)
No FINRA Affiliations.  The Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of FINRA.

(jj)	No Reliance on KCA. The Company has not relied upon KCA or legal counsel for KCA for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(kk)
Binding and Enforceable Agreements.  To the best of the Company’s knowledge, all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are legal, valid and binding obligations of the Company or such Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity other than where such failure would not have a Material Adverse Effect.

(ll)
Related Party Transactions.  No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus that is not so described in such documents or such documents incorporated by reference therein and, if necessary, in any Permitted Free Writing Prospectus.

(mm)
Real and Personal Property.  With such exceptions as would not have, or would not reasonably be expected to have, a Material Adverse Effect, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all Encumbrances, except such as are disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and binding leases, with such exceptions as are disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

(nn)
Compliance with Environmental Laws.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (a) the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, provincial, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including but not limited to regulations relating to the exploration, development or production of petroleum products and the abandonment, reclamation or remediation of properties associated with the production of petroleum products (collectively, “Environmental Laws”); (ii) have received or will hold at the required time and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal, release or presence of hazardous or toxic substances or wastes, pollutants or contaminants; and (b) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(oo)
Intellectual Property.  The Company and each Material Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it and neither the Company or any Subsidiary has received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(pp)	Disclosure Controls and Procedures. The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange

Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act and that such information is communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(qq)
Internal Control Over Financial Reporting.  The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(rr)
Taxes.  Each of the Company and the Material Subsidiary has filed on a timely basis all material federal, state, provincial, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if, determined adversely to any such entity, could have a Material Adverse Effect; and all tax liabilities are adequately provided for on the respective books of such entities.

(ss)
Employees.  No labor disturbance by or dispute with employees of the Company or its Material Subsidiary exists or, to the best of the Company’s knowledge, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(tt)
Unlawful Payments.  Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(uu)	Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(vv)
Compliance with Trade Sanctions.  (A) The Company represents that neither the Company nor any of its Subsidiaries, nor to the best of the Company’s knowledge any director, officer or employee thereof, nor, to the best of the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria) and (B) the Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company represents and covenants that for the past five years, it and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ww)
Offering.  With respect to the Transactions, the Company has not offered shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act or other applicable securities law; the Company has not distributed any offering material in connection with the Transactions, other than the Rights Offering Materials and in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(xx)
No Brokerage Fees.  Neither the Company nor any of its Subsidiaries is a party to any, agreement, arrangement, or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the Transactions.

(yy)
Insurance.  The Company and each Material Subsidiary is insured by insurers of recognized financial responsibly against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company and the Material Subsidiary or its businesses, assets, employees, officers and directors are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect.

(zz)
Federal Reserve Regulations.  Neither the issuance, sale and delivery of the Underlying Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(aaa)
Forward-Looking Statements.  No material forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(bbb)
Listing Compliance.  The Company is in compliance with the requirements of the Exchange for continued quotation of the Common Stock thereon; and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or quotation; the transactions contemplated by this Agreement will not contravene the rules and regulations of the Exchange.  As of the first date of the Subscription Period, the Rights have been approved for listing and trading on the Exchange.  The Underlying Shares will have been, prior to the Settlement Date, approved for listing and trading on the Exchange.

(ccc)
Other Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ddd)
Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(eee)	Regulation M. As of the date hereof, the Common Stock is not an “actively-traded security” excepted from the requirements of Rule 101 under Regulation M by subsection (c)(1) of such rule.

Section 6. Conditions of Obligation.

Your obligation to act as Dealer Manager hereunder will at all times be subject to the conditions that:

(a)
Bring-Down of Representations and Warranties.  All representations and warranties of the Company contained in Section 5 of the Agreement are, as of the date of this Agreement, and shall be, as of the Settlement Date, true and correct as if made at such times.

(b)
Compliance with Covenants.  The Company at all times during the Rights Offering will have performed, in all material respects, all of its covenants, agreements and other obligations required to be performed under this Agreement.

(c)
Effectiveness of Registration Statement.  No stop order suspending the effectiveness of the Registration Statement shall be in effect, and, to the knowledge of the Company, no proceedings for such purposes shall be pending before or threatened by the Commission.

(d)
Services Permitted.  It shall not have become unlawful under any law, rule or regulation, Federal, state, local foreign or provincial, for you to render services pursuant to this Agreement, or to continue so to act, as the case may be.

(e)
Deliverables.  The Company shall have caused to be delivered to you (i) on the first day of the Subscription Period, dated the date of delivery thereof, and (ii) on the Settlement Date, dated the date of delivery thereof, the following documents:

(i)	an officers’ certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit A hereto;

(ii)
an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, corporate counsel to the Company, as to the matters set forth in Exhibit B hereto, with only such departures from such form as Morrison & Foerster LLP, counsel for KCA, shall have approved;

(iii)
an opinion of Moye White LLP, Colorado counsel to the Company, as to the matters set forth in Exhibit C hereto, with only such departures from such form as Morrison & Foerster LLP, counsel for KCA, shall have approved;

(iv)
an opinion of Macleod Dixon LLP, Canadian counsel to the Company, as to the matters set forth in Exhibit D hereto, with only such departures from such form as Morrison & Foerster LLP, counsel for KCA, shall have approved;

(v)	a “comfort” letter of KPMG LLP addressed to KCA, in customary form reasonably satisfactory to KCA and its counsel;

(vi)	a letter from McDaniel & Associates Consultants Ltd., the Company’s resources engineers, as to the matters set forth in Exhibit E, hereto;

(vii)
from Morrison & Foerster LLP, counsel to the Dealer Manager, (i) a favorable opinion, as to the matters set forth in Exhibit F hereto, and (ii) a letter with respect to Rule 10b-5 of the Exchange Act, as to the matters set forth in Exhibit G hereto;

(viii)	evidence reasonably satisfactory to KCA and its counsel that the Registration Statement remains effective;

(ix)	evidence reasonably satisfactory to KCA and its counsel that the Underlying Shares have been approved for listing on the Exchange, subject only to notice of issuance;

(x)
resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Transactions and such other matters as are customary for the transactions contemplated hereby; and

(xi)	such other documents as KCA shall reasonably request.

Section 7. Indemnification.

(a)
(a)           Indemnification of the Dealer Manager. The Company agrees:  (i) to indemnify and hold you and any officer, director, partner, stockholder, employee or agent (including, for the purposes of this Section 7, any broker-dealer acting on your behalf and at your request in connection with the Rights Offering) of you or any of such affiliated companies and any entity or person controlling (within the meaning of Section 20(a) of the Exchange Act) you, including any affiliated companies (collectively, the “Indemnified Persons”) harmless against any losses, damages, liabilities or claims (or actions in respect thereof) to which you may become subject, under the Act, Exchange Act, securities legislation in Canada or otherwise, insofar as such losses, claims, damages or liabilities to which you may become subject (A) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Rights Offering Materials or any Other Materials, including the Registration Statement, the Prospectus, and the Canadian Prospectus, or any of the documents incorporated by reference therein, or in any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, (B) arise out of or are based upon any breach by the Company of any representations or warranties or failure by the Company to comply with any of its obligations, covenants or agreements contained herein, (C) arise out of any actions taken or omitted to be taken by an Indemnified Person at the written request or with the written consent of the Company or in conformity with actions taken or omitted to be taken by the Company or (D) arise out of or are based upon a withdrawal, rescission, termination or modification of or a failure by the Company to make or consummate the Rights Offering except to the extent any such withdrawal, rescission, termination or modification have been determined in a final and non-appealable judgment by a court of competent jurisdiction to have resulted from your gross negligence, bad faith or willful misconduct; and (ii) to indemnify and hold you harmless against any and all other losses, damages, liabilities or claims (or actions in respect thereof) that otherwise arise out of or are based upon or asserted against you by any person, including, but not limited to, stockholders of the Company, in connection with or as a result of your acting as Dealer Manager in connection with the Rights Offering or that arise in connection with any other matter referred to in this Agreement, except to the extent any such losses, damages, liabilities or claims referred to in this clause have been determined in a final and non-appealable judgment by a court of competent jurisdiction to have (i) resulted from your gross negligence, bad faith or willful misconduct or (ii) arisen of untrue statement or omission made in the Rights Offering Materials or any Other Materials in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein.  In the event that you become involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with any matter referred to in this Agreement, the Company also agrees periodically to reimburse you on demand for your reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.  The Company also agrees that neither you nor any of your affiliates, nor any partners, directors, officers, consultants, agents, employees or controlling persons (if any), as the case may be, of you or any such affiliates, shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with any matter referred to in this Agreement except to the extent that any loss, damage, expense, liability or claim incurred by the Company results from your gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement or to the extent such liability arises out of an untrue statement or omission made in the Rights Offering Materials or any Other Materials in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein.

(b)
Notification.  Promptly after receipt by you of notice of your involvement in any action, proceeding or investigation, you shall, if a claim in respect thereof is to be made against the Company under subsection (a) of this Section 7, notify the Company in writing of such involvement, but the failure to so notify the Company shall not relieve it from any liability which it may otherwise have to you under subsection (a) of this Section 7 except to the extent that the Company suffers the forfeiture of rights and defenses as a result of such failure, and in no such event shall such failure relieve the Company from any obligation to provide reimbursement and contribution to you.

(c)
Contribution.  If for any reason the indemnification provided for in subsection (a) of this Section 7 is unavailable or insufficient to hold you harmless, then the Company shall contribute to the amount paid or payable by you as a result of such loss, damage, expense, liability or claim (or action in respect thereof) referred to therein in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand and you on the other hand in the matters contemplated by this Agreement, as well as the relative fault of the Company and you with respect to such loss, damage, expense, liability or claim (or action in respect thereof) and any other relevant equitable considerations, provided that you shall not be obligated to contribute an amount in excess of the fees actually received by you pursuant to Section 4(a) of this Agreement.  The relative benefits of the Company and its stockholders on the one hand and you on the other hand in the matters contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total net proceeds (before deducting expenses) to the Company pursuant to the Rights

Offering (whether or not the Rights Offering is consummated) bears to (ii) the fees actually received by you from the Company in connection with your engagement hereunder (excluding any amounts paid as reimbursement of expenses).  The relative fault of the Company on the one hand and you on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Company and its affiliates and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and you agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (c).

(d)
Reimbursement.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in this Section 7 shall be deemed to include any documented legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim (including appearing as a witness); provided, however, that in case any action, proceeding or investigation shall be brought against or otherwise involve you that is also brought against the Company, the Company shall be entitled to assume the defense of any such action, proceeding or investigation with counsel reasonably satisfactory to you.  Upon assumption by the Company of the defense of such action, proceeding or investigation, you shall have the right to participate in such action, proceeding or investigation and to retain one counsel of your own, but the Company shall not be liable to you under this subsection for any legal fees and expenses of other counsel subsequently incurred by you in connection with the defense thereof unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to assume the defense and employ counsel reasonably satisfactory to you in a timely manner, (iii) counsel to the Indemnified Person shall have reasonably concluded that there are legal defenses reasonably likely to be available to it that are different from or in addition to those available to the indemnifying person or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them.

(e)
Reimbursement for Experts.  The Company agrees to reimburse each Indemnified Person for all documented and reasonably incurred expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for, defending or providing evidence (including appearing as a witness) with respect to or settling any such action, claim, investigation, inquiry, arbitration or other proceeding referred to in this Section 7 or enforcing this Agreement, subject to the terms of paragraph (d) above.

(f)
Application to Affiliates and Related Parties. The foregoing rights to indemnity and contribution shall apply whether or not the Indemnified Person is a formal party to such litigation or proceeding. The reimbursement, indemnity and contribution obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have at common law or otherwise, shall extend upon the same terms and conditions to your affiliates and the partners, directors, officers, consultants, agents, employees and controlling persons (if any), as the case may be, of you and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, you, any such affiliate and any such other person referred to above.

(g)
No Settlement without Unconditional Release.  The Company agrees that, without your prior written consent, it will not settle, compromise or consent to the entry of any judgment in or with respect to any pending or threatened claim, action, investigation or proceeding in respect of which indemnification or contribution could be sought under this Section 7 (whether or not you or any other Indemnified Person is an actual or potential party to such claim, action, investigation or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, investigation or proceeding.

Section 8. Termination; Survival

(a)
Termination.  This Agreement may be terminated by the Dealer Manager at any time upon notice to the Company if any of the conditions specified in Section 6 hereof shall not have been fulfilled at the time they are required to be fulfilled by such Section 6.  This Agreement shall terminate automatically upon the expiration, termination or withdrawal of the Rights Offering, or upon the Dealer Manager’s withdrawal pursuant to Section 3(f).

(b)
Survival.  The agreements and indemnities contained in Sections 4, 7, 9 hereof and this Section 8  shall survive any termination or cancellation of this Agreement, any completion of the engagement provided by this Agreement, any investigation made by or on behalf of you, any of your officers or partners or any person controlling you, any withdrawal, rescission, termination, modification, expiration and closing of the Transactions and shall inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, you and the Indemnified Persons.

Section 9. Miscellaneous.

(a)
No Assignment.  This Agreement is made solely for the benefit of you, the Company and with respect to Section 7 hereof any partner, director, officer, agent, employee, affiliate or controlling person, and their respective successors, assigns, heirs and legal representatives, and no other person will acquire or have any right under or by virtue of this Agreement.

(b)
Partial Unenforceability.  In the event that any provision hereof will be determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision hereof, which will remain in full force and effect.

(c)
Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and if to KCA, shall be sufficient in all respects if delivered to Knight Capital Americas, L.P., 320 Park Avenue, New York, New York 10012, with separate copies to the attention of William Kelly, Managing Director, wkelly@knight.com, and Joshua Jedwab, Managing Director - Legal & Compliance Dept, jjedwab@knight.com, Facsimile No. 914.251.5812, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 800, 326 – 11th Avenue SW, Calgary, Alberta, Canada T2R 0C5, Attn: Garth Wong, Chief Executive Officer, Facsimile No. 403.263.9812 with a separate copy to the attention of Andrew J. Foley, Esq. at Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, and via email at afoley@paulweiss.com.

(d)
KCA as Market Maker.  KCA and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time that KCA is acting as agent pursuant to this Agreement; provided that KCA acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by KCA and its affiliates to enter into any such transactions.

(e)	Amendments. This Agreement may not be amended except in writing signed by each party to be bound

(f)
Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to your acting as Dealer Manager of the Rights Offering to the Company, superseding all other prior agreements, understandings and negotiations with respect to such activities by you.  This Agreement may be executed in any number of separate counterparts, each of which will be an original, but all such counterparts will together constitute one and the same agreement.  Facsimile signatures on counterparts of this Agreement are authorized, and will have the same effect as though the facsimile signatures were original executions, and this Agreement will be deemed executed by a party when a signature page, or facsimile of a signature page, executed by that party is transmitted to each of the other parties or as they have directed.

(g)
Tombstone. The Company acknowledges that you may at your expense place an announcement in such newspapers and periodicals as you may choose, stating that you have acted or are acting as Dealer Manager to the Company in connection with the Rights Offering.

(h)
Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of New York.  Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either your engagement or any matter referred to in this Agreement is hereby waived by the parties hereto.  The parties agree that any suit or proceeding arising in respect of this Agreement or your engagement will be tried exclusively in the U.S.  District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in New York County and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

(i)
Waiver of Jury Trial.  Each party hereby agrees on its own behalf and, to the extent permitted by applicable law, on behalf of their respective security holders, to waive any right to a trial by jury with respect to any claim, counterclaim or action arising out of or in connection with this agreement or the transaction contemplated hereby.

(j)
“Business Day.”  Time will be of the essence of this Agreement.  As used herein, the term “business day” will mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

[SIGNATURE PAGE FOLLOWS]

Please sign and return to us a duplicate of this letter, whereupon it will become a binding agreement.

Very truly yours,

OILSANDS QUEST INC.

By:	/s/ Garth Wong
Name: Garth Wong
Title: Chief Executive Officer

KNIGHT CAPITAL AMERICAS, L.P.

By:	/s/ William Kelly
Name: William Kelly
Title: Managing Director

Schedule I

Subsidiaries of the Company

Entity	State of Incorporation
Oilsands Quest Sask Inc	Alberta, Canada
Township Petroleum Corporation	Alberta, Canada
Western Petrochemicals Corp.	Alberta, Canada
Stripper Energy Services Inc.	Alberta, Canada
1291329 Alberta Ltd.	Alberta, Canada
Oilsands Quest Technology Inc.	Alberta, Canada
1259882 Alberta Ltd.	Alberta, Canada

Exhibit A

Officers’ Certificate

1.  The representations and warranties of the Company in the Agreement are true and correct in all material respects as of the date hereof as though made on and as of this date;

2.  The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof;

3.      The Company’s Registration Statement (File No. 333-168461) under the Act has become effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; a receipt for the Canadian Base Prospectus has been issued by the securities regulatory authority in each province of Canada other than the province of Quebec and no cease trade order has been issued by any securities regulatory authority in Canada; and all requests for additional information on the part of the Commission have been complied with; and

4.  Subsequent to the respective dates as of which information is given in the Registration Statement, any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any material adverse change in the business, prospects, properties or assets described or referred to in the Registration Statement or the Prospectus, or in the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and (ii) except as otherwise expressly disclosed in the Registration Statement and the Prospectus (including in any Incorporated Documents), (A) any transaction that is material to the Company or the Subsidiaries, taken as a whole, planned or entered into by the Company or any of the Subsidiaries, (B) any obligation, direct or contingent, that is material to the Company and the Subsidiaries, incurred by the Company or the Subsidiaries, taken as a whole, except obligations incurred in the ordinary course of business, (C) any material change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries (other than shares of Common Stock issued in exchange for Exchangeable Shares of Oilsands Quest Sask Inc. and upon the exercise of employee and director stock-based compensation plans), (D) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company  or (E) any other material information required to be publicly disclosed prior to the issuance of any Shares in accordance with the Exchange Act.

A-1

Exhibit B

Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Counsel for the Company

B-1

Exhibit C
Opinion of Moye White LLP, Colorado Counsel for the Company

C-1

Exhibit D

Opinion of Macleod Dixon LLP, Canadian Counsel for the Company

D-1

Exhibit E

Letter from McDaniel & Associates Consultants Ltd.

E-1

Exhibit F

Matters to be covered in Opinion of Morrison & Foerster LLP, Counsel for Dealer Manager

F-1

Exhibit G

Letter with Respect to Rule 10b-5 of Morrison & Foerster LLP, Counsel for Dealer Manager

G-1

Exhibit H

Permitted Free Writing Prospectuses

1.    Press Release dated July 18, 2011.

2.    Press Release dated July 19, 2011.

H-1